EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of True North Energy Corporation

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of True North Energy Corporation, of our report dated August 9, 2006 relating to the financial statements of True North Energy Corporation for the year ended April 30, 2006 appearing in the April 30, 2007 Annual Report on Form 10-KSB of True North Energy Corporation.

/s/ Williams & Webster, P.S.
Independent Registered
Certified Public Accountants

Spokane, Washington
August 28, 2007